UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

Liberated Solutions, Inc.
(Name of Registrant As Specified In Charter)

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Liberated Solutions, Inc.

17701 East 36th Street Ct. South

Independence, MO 64055

845-610-3817

September 26, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Liberated Solutions, Inc., a Nevada corporation (the “Company”), as of the close of business on September 26, 2018 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes (“NRS”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) on September 11, 2018 and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of September 11, 2018 (the “Written Consent”).

The Written Consent approved the following actions:

●	Increase the number of authorized shares of capital stock of the Company from two billion ten million (2,010,000,000) shares to six billion ten million (6,010,000,000) shares, which shall be comprised of six billion (6,000,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock of the Company (the “Authorized Increase”) Liberated Solutions, Inc.

The Written Consent is the only shareholder approval required to effect the Authorized Increase under the NRS, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Authorized Increase. The Authorized Increase, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about September 26, 2018.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Brian Conway, CEO and Director

Liberated Solutions, Inc.

17701 East 36th Street Ct. South

Independence, MO 64055

845-610-3817

INFORMATION

STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of Liberated Solutions, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate action:

●	Increase the number of authorized shares of capital stock of the Company from two billion ten million (2,100,000,000) shares to six billion ten million (6,010,000,000) shares, which shall be comprised of six billion (6,000,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock of the Company (the “Authorized Increase”). Liberated Solutions, Inc.

On September 11, 2018, our Board of Directors (the “Board”) approved the Authorized Increase and submitted the same to certain holders of our Series A Preferred Stock. On the same date, the holder of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Authorized Increase.

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Section 78.320 of the NRS, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, shareholders are not entitled to dissenters’ rights with respect to the Authorized Increase (the “Stockholders”).

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about September 26, 2018. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder, which hold a majority of the voting capital stock of the Company.

Common Stock

As of September 11, 2018, there were issued and outstanding 560,264,466 shares of Common Stock (with the holder of each share having one vote) and 10,000,000 shares of Series A Preferred Stock (with the holder of each share having 10,000 votes), Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company, or at least 50,000,000,001 votes, is required to approve the Authorized Increase by written consent. The Majority Stockholder, who holds 1,419 shares of Common Stock and 10,000,000 shares of Series A Preferred Stock (approximately 99.45% of the total voting equity of the Company), have voted in favor of the Authorized Increase, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the total number of shares that the Majority Stockholder voted in favor of the Authorized Increase, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Common Shares Held	Number of Preferred Shares Held	Number of Votes in Favor of Actions	Percentage of the Voting Equity that Voted in Favor of the Actions (1)
Brian Conway	1,429	10,000,000	100,000,001,429	99.45%
Total	1,429	10,000,000	100,000,001,429	99.45%

(1)	Based on 560,264,466 shares of Common Stock and 10,000,000 shares of voting Series A Preferred Stock issued and outstanding as of September 11, 2018.

ACTIONS TO BE TAKEN

The Actions will become effective on the date that we file a Certificate of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment”), with the State of Nevada. We intend to file the Amendment with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Shareholders.

INCREASE AUTHORIZED SHARES OF COMMON STOCK

The number of authorized shares of capital stock of the Company will be increased to six billion ten million (6,010,000,000), of which six billion (6,000,000,000) shall be authorized as shares of Common Stock and ten million (10,000,000) shall be authorized as shares of Preferred Stock of the Company. The Board of Directors believes the Authorized Increase is necessary and advisable in order to maintain our financing and capital raising ability.

The purpose of the Authorized Increase is to increase the number of shares of our Common Stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of the Company and our Shareholders to issue shares of Common Stock.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing Shareholders, but may have a dilutive effect our existing Shareholders if additional shares are issued.

We are not increasing our authorized Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares of Common Stock to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 11, 2018 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own. As of September 11, 2018, we had 560,264,466 shares of common stock issued and outstanding.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of September 11, 2018 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o Liberated Solutions, Inc.

Title of Class	Name and Address	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Common Stock	Brian Conway (3) 15 Elvis Boulevard Chester, NY 10918	1,429	>1%

	Jay Silverman (4) 15 Elvis Boulevard Chester, NY 10918	715	>1%

	All Officers and Directors as a group	2,144	>1%

(1)	The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2)	Based on 560,264,466 shares of common stock issued and outstanding as of September 11, 2018.
(3)	Brian Conway is the Company’s President CEO, CFO, Secretary, Treasurer, and Director.
(4)	Director

REGULATORY REQUIREMENTS

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the Authorized Increase would be the filing of the Amendment to the Articles of Incorporation, with the Secretary of State of the State of Nevada.

EFFECTS ON INDIVIDUAL SHAREHOLDERS

If we implement the Authorized Increase we do not anticipate any immediate effect on individual shareholders, but may have a dilutive effect our existing Shareholders if additional shares are issued.

RIGHTS OF SHAREHOLDERS

If we implement the Authorized Increase, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Authorized Increase. Each share of our Common Stock issued following the Authorized Increase would be fully paid and non-assessable.

Registration under the Securities Exchange Act of 1934

Our Common Stock is currently registered under the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Authorized Increase would not affect the registration of our Common Stock under the Exchange Act.

Interest of Certain Persons In Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests. Our majority shareholder is also our chief executive officer and director and has the ability to determine all matters submitted to the vote of our shareholders including the election of directors.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended September 30, 2017;

(2)	Quarterly Report of Form 10-Q for the quarter ended June 30, 2018

You may request a copy of these filings, at no cost, by writing Liberated Solutions, Inc., 17701 East 36th Street Ct. South, Independence, MO 64055, or telephoning the Company at 845-610-3817. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 2028 E. Ben White Blvd., Suite 240-2835, Austin, Texas, 78741, or telephoning the Company at (866) 204-6703.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Authorized Increase pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Brian Conway

Dated: September 26, 2018